UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2017

MOMENTOUS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55451	46-4446281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

PO Box 861, Sugar Land, Texas 77487-0861
(Address of principal executive offices)

800-314-8912

Registrant's telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, l4a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240, 14d-2(b)

        Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act (I 7 CFR 240, 13e-4(c)

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "MEG" or the "Registrant" refer to Momentous Entertainment Group, Inc.

Item 1.01. Entry into a Material Event.

On February 8, 2017, Momentous Entertainment Group, Inc., a Nevada company (the "Company" or “MEG”), executed Share Exchange Agreement with the shareholders of VZ Network Holdings, Inc., a Delaware company (the “Selling Company” or “VZ”), purchasing all the issued and outstanding shares of VZ for newly-issued preferred stock of MEG, with VZ becoming a wholly-owned subsidiary of MEG. VZ owns 100% of the equity of Poolworks (Germany) Ltd, a German company with offices in Berlin. Poolworks owns and operates the social-media networking platforms studiVZ and meinVZ directed and offered primarily to individuals located in the Republic of Germany

Share Exchange with VZ Network Holdings, Inc.,

In exchange for the VZN Common Stock, the Company issued to the VNZ Majority Shareholders an aggregate of 10,000 shares of non-redeemable, convertible shares of Series C preferred stock of the Company (the “Company Series C Preferred Stock”).

The Company amended its articles of incorporation to authorize an aggregate of 10,000 shares of Company Series C Preferred Stock. The Company’s Series C Preferred Stock:

*

does not pay a dividend;

*

has a stated or liquidation value of $1,000.00 per share, or an aggregate of $10,000,000, as to all shares of Company Series C Preferred Stock;

*

upon liquidation or a sale of control of the Company is senior to the Company Common Stock;

*

provides that upon the occurrence of a “conversion event” (defined as the listing of shares of Company Common Stock on a “qualified stock exchange” (as defined)), the Company Series C Preferred Stock shall automatically convert into 66,783,870 shares of Company Common Stock, or such other number of shares of Company Common Stock as shall represent 20% of the Company’s “fully-diluted Common Stock” (as defined) on the date of conversion; and

*

votes with the company’s outstanding Common Stock on an “as converted” basis;

A “qualified stock exchange” is defined as any one of the New York Stock Exchange, the Nasdaq Stock Exchange (including the Nasdaq Capital Markets) or the NYSE: Market Amex Exchange.

The closing of the transactions contemplated by the Exchange Agreement was consummated on February 7, 2017.

The foregoing summary of certain terms of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.9 and is hereby incorporated into this Current Report on Form 8-K (“Form 8-K”) by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 3.02.

The issuance of Company Series C Preferred Stock was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof. The issuance of Company Series C Preferred Stock did not involve a public offering and was made without general solicitation or advertising. The VZ Majority Shareholders have represented that, among other things, that all represented parties are accredited investors, as such term is defined in Regulation D of the Securities Act.

Item 5.03. Series C Preferred Stock Designations.

The Company filed the necessary designations with the Secretary of State of Nevada to create 10,000 shares of Preferred Series C Stock. A copy of the Preferred Series C stock is included in Exhibit 3.1 to this report and incorporated herein by reference. The Preferred Series C stock grants the holder an aggregate stated value or liquidation value of $1,000 per share or, in the aggregate, shall be equal to and represent the stated value of $10,000,000, include customary protective provisions, does not pay a dividend and upon the occurrence of a “Conversion Event” (hereinafter defined) shall automatically convert into the greater of (A) 66,783,870 shares of MEG Common Stock, or (B) such other number of shares of MEG Common Stock as shall constitute 20.0% of the “MEG Fully-Diluted Common Stock” as at the date that such Conversion Event occurs.

Item 7.01 Regulation FD Disclosure.

On February 8, 2017, the Company issued a press release announcing that MEG has negotiated a creditor settlement for Poolworks debt and has closed on the German social media networks, studiVZ and meinVZ acquisition. A copy of which is attached as Exhibit 99.9.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.9	Share Exchange Agreement, dated February 7, 2017, by and among the Company and VZ Network Holdings, Inc. purchasing all shares

3.1	Preferred C Stock Designation Exhibit

99.9	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017

Momentous Entertainment Group, Inc.

        (Registrant)

/s/ Kurt E. Neubauer

KURT E. NEUBAUER

Chief Executive Officer

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